UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ultra Petroleum Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
CORPORATE GOVERNANCE
PROPOSAL I
PROPOSAL II
PROPOSAL III
CLIMATE CHANGE REPORT
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
OTHER MATTERS

ULTRA PETROLEUM CORP.
363 North Sam Houston Parkway East, Suite 1200
Houston, Texas 77060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 14, 2007

To the Shareholders of Ultra Petroleum Corp:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Ultra Petroleum Corp. which will be held at the Crowne Plaza Hotel, 425 N. Sam Houston Parkway E., Houston Texas, on Thursday, June 14, 2007 at 10:00 a.m. CDT, for the following purposes:

1. To elect the Board of Directors to serve until their successors are duly elected and qualified;

2. To appoint Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 31, 2007;

3. To receive the financial statements of the Company for the fiscal year ended December 31, 2006 together with the auditor’s report thereon;

4. If presented, to consider and vote upon a shareholder proposal regarding climate change which is opposed by the Board of Directors; and

5. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

The specific details of the matters proposed to be put before the Annual Meeting are set forth in the proxy statement accompanying and forming part of this notice.

Only shareholders of record at the close of business on May 7, 2007, the “Record Date,” are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Each common share is entitled to one vote per share. Whether or not you plan to attend the Annual Meeting, we request that you sign and date the enclosed proxy card and mail it in the stamped, pre-addressed envelope provided or deposit it with the transfer agent, Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1. In order to be valid and acted upon at the Annual Meeting, forms of proxy must be received at the aforesaid address by 9:00 a.m. EDT on June 12, 2007. As an alternative, you can vote your shares by telephone or over the Internet.

Sincerely,

MICHAEL D. WATFORD
Chairman, President and
Chief Executive Officer

April 30, 2007

Proxy Statement Questions

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Shareholders who own shares of common stock as of May 7, 2007, may vote at the meeting.

WHEN WERE THE ENCLOSED SOLICITATION MATERIALS FIRST GIVEN TO SHAREHOLDERS?

This Proxy Statement and accompanying proxy are first being sent, or given, to shareholders on or about May 17, 2007.

WHAT AM I VOTING ON, AND WHAT ARE THE BOARD’S RECOMMENDATIONS?

You are voting on the following:

•	The election of five directors;

•	The appointment of Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 31, 2007; and

•	If presented, a shareholder proposal which is opposed by the Board of Directors.

The Board recommends a vote “FOR” the election of the five directors, “FOR” the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007, and, if presented, “AGAINST” the shareholder proposal.

WHAT CONSTITUTES A QUORUM OF SHAREHOLDERS?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of one or more shareholders holding 5% of the total common shares issued and outstanding on the Record Date. For purposes of determining whether a quorum is present under Yukon Territory law, broker non-votes and abstentions count towards the establishment of a quorum.

HOW DO I VOTE?

You may vote your shares in person at the Annual Meeting or by proxy. Since many of our shareholders are unable to attend the meeting in person, we send forms of proxies and offer electronic and telephone voting to all of our shareholders to enable them to direct the voting of their shares. If your shares are held by your broker in “street name,” your broker will provide you with materials and instructions for voting your shares.

IF MY SHARES ARE HELD IN A “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE FOR ME?

If your shares are held by your broker in “street name” and you do not vote your shares by following the instructions provided by your broker, your broker can vote your shares in the election of directors and the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2007. If you do not provide instructions to you broker on how to vote your shares, and your broker is not permitted to vote on the proposals without instructions from you, then your shares will be counted as “broker non-votes” for those proposals.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. When you vote by completing and returning the enclosed proxy card, you will be designating Michael D. Watford and Kelly Whitley as your proxies. Management of the Company is soliciting the proxies so that all common shares may be voted at the Annual Meeting. You must complete and return the enclosed form of proxy or vote by phone or Internet to have your shares voted by proxy.

CAN I APPOINT SOMEONE OTHER THAN THE INDIVIDUALS NAMED IN THE ENCLOSED PROXY CARD TO VOTE MY SHARES?

Yes, you have the right to appoint another person of your choice, who need not be a shareholder, to attend and act on your behalf at the Annual Meeting. If you wish to appoint a person other than those named in the enclosed proxy card, then draw a line through the printed names appearing on the proxy card and insert the name of your chosen proxyholder in the space provided. This can also be accomplished via the Internet.

It is important for you to ensure that any other person you appoint as your proxyholder will attend the Annual Meeting and is aware that his or her appointment has been made to vote your shares. Proxyholders should, on arrival, present themselves to a representative of the inspector of election.

WHO MAY SIGN THE PROXY CARD?

For a shareholder who is an individual, the form of proxy may be signed either by the individual or by his or her authorized attorney if accompanied by the original power of attorney or a notarially certified copy. In the case of a shareholder which is a corporation or an association, the form of proxy must be signed by a duly authorized officer or by an authorized attorney. Persons signing as officers, executors, administrators or trustees should so indicate and must provide a true copy of the document establishing their authority. An authorized person of a partnership should sign in the partnership name. The Chairman of the Annual Meeting has discretionary authority to accept or reject proxies which do not strictly conform to the foregoing requirements.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxies will be voted in accordance with your instructions if duly completed and deposited. If you complete and return your proxy card but do not provide instructions on how to vote, your proxies will vote “FOR” the five director nominees, “FOR” the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2007 and “AGAINST” the shareholder proposal described in this proxy statement. Also, your proxy card or a vote by you via phone or the Internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

The accompanying form of proxy also confers discretionary authority on the persons named therein to vote shares and otherwise act in the proxyholder’s discretion with respect to any amendments or variations to matters identified in the Notice of Meeting and with respect to any other matters that may properly come before the Annual Meeting or any adjournment thereof.

HOW DO I VOTE USING MY PROXY CARD?

There are three steps:

Step 1

a. Proposal No. 1

Election of a board of five directors to serve until the next Annual Meeting or until their successors are duly elected and qualify.

To vote for a director, you check the box marked “FOR” opposite the name of the director. To withhold a vote from a director, mark the box “WITHHELD” opposite the name of the director.

b. Proposal No. 2

To appoint Ernst & Young LLP as the independent auditor of the Company for the fiscal year ended December 31, 2007.

To vote for Proposal No. 2, you check the box marked “FOR.” To withhold your vote, mark the box “WITHHELD” opposite the proposal.

c. Proposal No. 3

To be considered and voted upon at the meeting, a representative of the shareholder submitting the shareholder proposal must be present at the meeting. To vote for Proposal No. 3, you check the box marked “FOR.” If you are opposed to the proposal, check the box, “AGAINST.” If you are unsure how to vote, mark the box “ABSTAIN.” If the shareholder representative is not present at the meeting, all votes relating to the proposal will be discarded.

Step 2

Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES CANNOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED AS “FOR” PROPOSAL NO. 1 AND NO. 2 AND “AGAINST” PROPOSAL NO. 3.

Step 3

Mail your proxy card in the pre-addressed, postage-paid envelope.

WHERE DO I SEND MY PROXY CARD?

Please return your properly completed proxy card to our transfer agent in the postage paid envelope provided or mail it to Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

WHAT IS THE DEADLINE FOR SUMBITTING MY PROXY CARD?

To be effective, your proxy card must be received by Computershare Investor Services Inc. at the above address before 9:00 a.m., Eastern Daylight Time, on June 12, 2007.

CAN I CHANGE MY MIND ONCE I HAVE SUBMITTED MY PROXY CARD TO THE COMPANY?

Yes, if you complete another proxy card prior to the submission deadline, the later-dated proxy card will replace the one submitted earlier. If you are a registered shareholder, you can revoke your proxy by stating clearly, in writing, that you want to revoke your proxy. This statement should be delivered:

•	To the Company’s Secretary by mail at 363 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, or by fax at (281) 876-2831 at any time up to and including the last business day preceding the day of the Annual Meeting or any adjournment thereof,

•	To the Chairman of the Annual Meeting prior to the commencement of the meeting on the day of the meeting or any adjournment thereof,

•	In any other manner permitted by law.

If you are a non-registered shareholder, you should contact your nominee for instructions to revoke your proxy.

HOW DO I VOTE BY TELEPHONE?

Record holders may submit proxies by following the “To Vote Using the Telephone” instructions on their proxy cards.

Shareholders who hold shares beneficially in “street name” may vote by telephone by calling the number specified on the voting instruction card provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

HOW DO I VOTE ON THE INTERNET?

Record holders with Internet access may submit proxies by following the “To Vote Using the Internet” instructions on their proxy cards. Shareholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

CAN I VOTE BY PROXY EVEN IF I PLAN TO ATTEND THE ANNUAL MEETING?

Yes. If you vote by proxy, you do not need to fill out a ballot at the Annual Meeting unless you want to change your vote.

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED, AND WHO PAYS THE COSTS?

Ultra Petroleum Corp., on behalf of the Board of Directors, through its officers and employees, is soliciting proxies primarily by mail. Solicitations may be supplemented by telephone or other personal contact without special compensation by regular officers and employees of the Company. No solicitation will be made by specifically engaged employees or soliciting agents.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 18, 2007, certain information with respect to ownership of the Company’s common shares as to (a) all persons known to the Company to be the beneficial owners of more than five percent of the Company’s outstanding common shares, (b) each director (including the nominees), (c) each of the executive officers named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, all common shares are owned directly and each owner has sole voting and investment power with respect to such shares listed next to their names in the following table.

The information as to shares beneficially owned has been obtained from filings made by the named beneficial owners with the Securities and Exchange Commission and Canadian regulatory authorities as of April 18, 2007, or, in the case of executive officers and directors of the Company has been furnished by such individuals.

	Number of	Percent of
Name of Beneficial Owner	Common Shares	Class(a)

Directors and Executive Officers:
Michael D. Watford(b)	6,390,788	4.2%
W. Charles Helton(c)	1,577,774	1.0%
Robert E. Rigney(d)	1,615,535	1.1%
James C. Roe(e)	539,876	*
Stephen J. McDaniel	754	*
Stephen R. Kneller(f)	741,646	*
George M. Patterson	286,000	*
William R. Picquet(g)	258,072	*
Marshall D. Smith(h)	231,895	*
Common shares all directors and executive officers own as a group (9 persons)(i)	11,642,320	7.7%
Fidelity Management & Research Company(j)	22,828,047	15.0%
82 Devonshire Street
Boston, MA 02109
Morgan Stanley(k)	16,179,630	10.6%
1585 Broadway
New York, NY 10036

*	Less than 1%

(a)	As of April 18, 2007 there were 152,003,394 common shares outstanding.

(b)	Includes 126,118 common shares issuable upon exercise of vested options; 4,355,312 common shares issuable upon exercise of vested options owned by Watford Interests Ltd.; and 1,683,462 shares owned by Watford Interests, Ltd. directly. Watford Interests Ltd. is a family partnership in which Mr. Watford has a beneficial interest.

(c)	Includes 160,000 common shares issuable upon exercise of vested options and 98,000 shares owned by the Helton Family Foundation in which Mr. Helton has shared voting power.

(d)	Includes 260,000 common shares issuable upon exercise of vested options.

(e)	Includes 100,000 common shares issuable upon exercise of vested options.

(f)	Includes 677,052 common shares issuable upon exercise of vested options.

(g)	Includes 257,072 common shares issuable upon exercise of vested options.

(h)	All 231,895 common shares are issuable upon exercise of vested options.

(i)	Includes 6,167,449 common shares issuable upon exercise of vested options.

(j)	Information is based upon a report filed with Canadian regulatory authorities on November 10, 2006 by Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited.

(k)	Information is based upon a Schedule 13G filed with the Commission on February 15, 2007 by Morgan Stanley as a parent company. Morgan Stanley represents that it has sole voting power over 15,906,584 shares and sole dispositive power over 16,179,630 shares of Ultra common stock and shared voting power over 10,535 shares of Ultra common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company.

To the Company’s knowledge, based solely on a review of the copies of such Section 16(a) reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company’s officers, directors and greater than ten percent shareholders under Section 16(a) were satisfied during the year ended December 31, 2006.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

In this compensation discussion and analysis, we discuss our compensation objectives, our decisions and the rationale behind those decisions relating to 2006 compensation for our named executive officers.

Objectives of our compensation program

Our business strategy is to enhance stockholder value through sustained growth in our reserve base, production levels and resulting cash flows from operations. Our compensation program is designed to attract, retain, and motivate employees in order to effectively execute our business strategy.

What our compensation program is designed to reward

Our compensation program is designed to reward performance that contributes to the achievement of our business strategy on both a short-term and long-term basis. We believe that compensation should:

•	relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officer’s contribution thereto,

•	reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the Company’s success,

•	help to attract and retain the most qualified individuals in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries, and

•	reflect the qualifications, skills, experience and responsibilities of the particular executive officer.

Elements of our compensation program and why we pay each element

Our compensation program is comprised of four elements: base salary, cash bonus, long-term equity-based compensation and benefits.

We pay base salary:

•	in order to recognize each executive officer’s unique value and historical contributions to the Company’s success in light of salary norms in the industry and the general marketplace,

•	to match competitors for executive talent,

•	to provide executives with sufficient, regularly-paid income, and

•	to reflect position and level of responsibility.

We include an annual bonus as part of our compensation program because we believe this element of compensation helps to motivate management to achieve key shorter-term corporate objectives and aligns executives’ interests with shareholder interests.

Long-term equity-based incentive compensation is an element of our compensation policy because we believe it:

•	aligns executives’ interests with the interests of the Company’s shareholders,

•	rewards long-term performance,

•	is required in order for the Company to be competitive from a total remuneration standpoint,

•	encourages executive retention, and

•	gives executives the opportunity to share in the long-term performance of the Company.

We offer benefits such as matching 401(k) contributions and payment of insurance premiums in order to provide a competitive remuneration package.

How we determine each element of compensation

The Compensation Committee of our Board of Directors oversees our compensation programs. The Committee’s primary purpose is to assist the Board of Directors in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the Company’s executive officers. Consistent with the listing requirements of the American Stock Exchange, the Compensation Committee is composed entirely of non-management members of our Board of Directors. The Compensation Committee annually reviews and establishes the base salary, incentive compensation, and other equity based awards for the CEO and makes recommendations to the CEO with respect to the compensation of the Company’s other executive officers.

Our strategy is to pay total direct compensation (the sum of total annual cash and the expected value of long-term incentives) at the market 75th percentile if target performance levels are achieved. During 2006, we used the ECI Oil & Gas E&P 2005 Compensation Survey and the Mercer Energy 2005 Survey to assess our competitive position. From time to time, we use outside consultants to help us assess competitive pay levels and to make recommendations regarding our overall compensation program. In 2004, we engaged Longnecker and Associates. Based upon their recommendations, in 2005 we adopted and implemented an incentive compensation plan consisting of a short-term, cash based annual plan, the Annual Incentive Plan (“AIP”) and a long-term equity based Long-Term Incentive Plan (“LTIP”). Additionally, the Compensation Committee created a one-time, three year, performance based Best in Class program primarily targeting non-officer employees.

Base salary.  With respect to base salary, we target by position the market 50th percentile. Based on survey data, in 2006 the base salaries of all of the named executive officers were increased in order to align them with the 50th percentile.

Bonus.  In 2005, we adopted the AIP whereby executive officers, senior management and other non-management personnel have the potential to receive a meaningful cash bonus based on annual performance metrics pre-established by the Compensation Committee as well as discretionary factors. At a regularly scheduled February meeting, the Compensation Committee establishes threshold, target and maximum performance measures such as net income, cash flow, and production for the ensuing year as well as funding for each performance level matched to employee specific targets.

Because unanticipated events, some of which are beyond our control, may affect our attainment of the goals established by the Committee, the final determination of actual awards under the AIP is discretionary. For instance, a large acquisition or divestiture may substantially change our budget and forecast, thereby affecting the performance metrics. Also, our Committee encourages our executives to pursue long-term goals, even if these long-term goals may result in a reduction in our near-term performance. There is no maximum incentive award amount that may be recommended for any individual; the total of all individual incentive awards, however, may not exceed the funded and approved incentive pool. The Compensation Committee may adjust the initial incentive pool by 20% to reflect their overall assessment of Company results at the end of the year. Awards under the AIP are payable in cash, provided that we reserve the right to pay amounts in our common shares.

In February 2006, the Compensation Committee established net income, cash flow from operations and production metrics, weighted approximately equal, for the ensuing year and the associated funding. All performance measures were met at the Above Expectations level. The Compensation Committee awarded a bonus to Mr. Watford for 2006 of $1 million (50% in cash and 50% in Company stock), representing 200% of his 2006 base salary. Mr. Smith was awarded a bonus for 2006 of $260,000, representing 117% of his 2006 base salary, Mr. Picquet was awarded a bonus for 2006 of $235,000, representing 103% of his 2006 base salary, Mr. Kneller was awarded a bonus for 2006 of $260,000, representing 114% of his 2006 base salary, and Mr. Patterson did not receive a bonus for 2006 as he has adjusted his work schedule to part-time in anticipation of retirement.

Long-Term Equity-Based Incentives.  In 2005, we adopted the LTIP in order to further align the interests of key employees with shareholders and give key employees the opportunity to share in the long-term performance of the Company by achieving specific corporate financial and operational goals. Participants are recommended by the CEO and approved by the Compensation Committee. Selected officers, managers and other key employees are eligible to participate in the LTIP which has two components, an LTIP Stock Option Award and an LTIP Common Stock Award.

Under the LTIP, each year the Compensation Committee establishes a percentage of base salary for each participant which is multiplied by the participant’s base salary to derive an “LTI Value.” With respect to LTIP Stock Option Awards, options are awarded equal to one half of the LTI Value based on the fair value on the date of grant (using Black-Scholes methodology). In March 2006, the Compensation Committee approved the award of an aggregate of 109,966 options to purchase common stock to the Company’s officers and employees, representing less than one one-tenth of one percent of the outstanding common shares on the date of grant. A total of 45 employees and no non-employee directors received stock option awards, including four of the five named executive officers, who received an aggregate of 47,117 stock options or 12% of the total stock options granted in fiscal 2006. Mr. Patterson did not receive any stock option awards in 2006 as he has adjusted his work schedule to part-time in anticipation of retirement. All LTIP Stock Options granted to the named executive officers in 2006 vested in one year.

The other half of the LTI Value is the “target” amount that may be awarded to the participant as an LTIP Common Stock Award at the end of a three-year performance period. The Compensation Committee establishes performance measures at the beginning of each three-year overlapping performance period. Each participant is also assigned threshold and maximum award levels in the event that performance is below or above target levels. Awards are expressed as dollar targets and become payable in common shares at the end of each performance period based on the Company’s overall performance during such period. A new three-year period begins each January. Participants must be employed by the Company at the end of a performance period in order to receive an award.

For the first (January 2005 — December 2007) and second (January 2006 — December 2008) performance periods, the Compensation Committee established the following performance measures: return on equity, reserve replacement ratio, and production growth. No LTIP Common Stock Awards will be made until the first performance period ends in December 2007 and adequate time has elapsed to allow for performance measurement.

Also in 2005, we established a “Best in Class” program for all employees. The Best in Class program recognizes and financially rewards the collective efforts of all of our employees in achieving sustained industry leading performance and the enhancement of shareholder value. Under the Best in Class program, on January 1, 2005 or the employment date if subsequent to January 1, 2005, all employees received a contingent award of stock units equal to $50,000 worth of our common stock based on the average high and low share price on the date of grant. Employees joining the Company after January 1, 2005 will participate on a pro rata basis based on their length of employment during the performance period. The number of units that will vest and become payable is based on our performance relative to the industry during a three-year performance period beginning January 1, 2005, and ending December 31, 2007, and are set at threshold (50%), target (100%) and maximum (150%) levels. For each vested unit, the participant will receive one share of common stock. The performance measures are all sources finding and development cost and full cycle economics. Performance results will be determined after the end of the performance period and publication of the applicable industry reports. A participant must be employed when payments are made in order to receive an award.

Benefits.  We provide Company benefits, or perquisites, that we believe are standard in the industry to all of our employees. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, a Company sponsored cafeteria plan and a 401-K employee savings and protection plan. The costs of these benefits are paid for largely by the Company. The Company also matches employee deferral amounts up to a total of 5% of eligible compensation. The Company’s discretionary 401-K contribution to each qualified participant was calculated based on 8% of the employee’s eligible salary during 2006. The Company pays all administrative costs to maintain the plan.

How elements of our compensation program are related to each other

We view the various components of compensation as related but distinct and emphasize “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to long- and short-term financial and strategic goals. Our compensation philosophy is to foster entrepreneurship at all levels of the organization by making long-term equity-based incentives, in particular stock option grants, a significant component of executive compensation. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Accounting and tax considerations

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. The Company has no employees with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit. However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.

All equity awards to our employees, including executive officers, and to our directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Statement of Financial Accounting Standards No. 123R (revised 2004), “Share-Based Payment” (“SFAS 123R”).

Stock Ownership Policy

Currently we do not have a stock ownership policy that applies to our employees.

Compensation Committee Report

We have reviewed and discussed with management certain compensation discussion and analysis provisions to be included in the Company’s 2007 proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the compensation discussion and analysis referred to above be included in the Company’s proxy statement.

Compensation Committee:

Mr. W. Charles Helton (Chairman)
Mr. Robert E. Rigney
Mr. Stephen J. McDaniel

Summary Compensation Table

The following table shows compensation information for the fiscal year ended December 31, 2006, for our principal executive officer, our principal financial officer, and three additional executive officers. We refer to these persons as “named executive officers.”

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	(1)($)	(2)($)	(3)($)	($)	(4)($)	(5)($)	($)

Michael D. Watford,	2006	$493,750	$500,000	$3,554,900	$468,677	—	—	$28,770	$5,046,097
Chairman of the Board, President
and Chief Executive Officer
Marshall D. Smith,	2006	$222,500	$260,000	$82,500	$123,728	—	—	$28,770	$717,498
Chief Financial Officer
Stephen R. Kneller,	2006	$227,500	$260,000	$84,375	$126,545	—	—	$28,770	$727,190
Vice President — Exploration,
Domestic
William R. Picquet,	2006	$227,500	$235,000	$84,375	$126,545	—	—	$28,770	$702,190
Vice President — Operations
George M. Patterson,	2006	$112,000	—	$35,280	—	—	—	$14,730	$162,010
Vice President — International

(1)	The amounts in this column represent bonuses earned in 2006 under our AIP. The Compensation Committee awarded a bonus to Mr. Watford of $1,000,000 of which $500,000 was paid in cash and $500,000 was paid in shares of our common stock.

(2)	The amounts in this column relate to total estimated payout earned during 2006 under our LTIP described in “Compensation Discussion and Analysis.” Actual awards under the LTIP are not payable to the named executive officers until after the end of the first three-year performance cycle in December 2007. The dollar amounts stated for stock awards reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123R. The assumptions utilized in the calculation of these amounts are set forth in Footnote 6 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2006.

Mr. Watford’s stock awards include $2,742,400 associated with the award of 40,000 shares in conjunction with his employment agreement as well as $500,000 of his 2006 bonus paid in Company stock.

(3)	The dollar amounts stated for option awards reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123R. The assumptions utilized in the calculation of these amounts are set forth in Note 6 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2006.

(4)	The named executive officers receive no benefits from the Company under defined pension or defined contribution plans.

(5)	Unless otherwise indicated, the amounts in this column consist of matching and profit sharing contributions under the Company’s 401(k) plan and the value of certain other benefits received by the named executive officer. These other benefits include life insurance premiums paid on behalf of the named executive officers.

Grants of Plan-Based Awards

The following table sets forth specific information with respect to each equity grant made under any Company plan to a named executive officer in 2006.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise or	Grant
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Base	Date Fair
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Value of
		Plan Awards			Plan Awards			Stock or	Underlying	Option	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards(1)	Option
Name	Grant Date	(#)	(#)	(#)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(2)

Michael D. Watford	03-30-2006	—	—	—	—	26,118(3)	—			$63.05	$624,902
	—(4)	—	—	—	3,928	13,092	19,638
Marshall D. Smith	03-30-2006	—	—	—		6,895(3)				$63.05	$164,970
	—(4)	—	—	—	1,037	3,456	5,184
Stephen R. Kneller	03-30-2006	—	—	—		7,052(3)				$63.05	$168,727
	—(4)	—	—	—	1,060	3,535	5,302
William R. Picquet	03-30-2006	—	—	—		7,052(3)				$63.05	$168,727
	—(4)	—	—	—	1,060	3,535	5,302
George M. Patterson	03-30-2006	—	—	—		—				—	—
	—(4)	—	—	—	443	1,478	2,217

(1)	All stock options granted to the named executive officers in 2006 were awarded under the 2000 Stock Incentive Plan and have an exercise price based on the fair market value of the Company’s common stock on the date of grant. The fair market value, as described in the 2000 Stock Incentive Plan, is the closing price of the Company’s stock on the date of grant.

(2)	The dollar value stated for options reflect the number of shares granted in 2006 multiplied by the fair market value in accordance with SFAS 123R. The assumptions utilized in the calculation of these amounts are set forth in Footnote 6 to the Company’s consolidated financial statements included in the Annual Report on From 10-K for the year ended December 31, 2006.

(3)	Represents LTIP Stock Options granted to the named executive officers in 2006, all of which vested on March 30, 2007.

(4)	Represents potential payouts under our 2006 LTIP for the three-year period ending December 2008. Pursuant to the LTIP, the Compensation Committee determined target payout amounts for each named executive officer in March 2006. Awards are paid at the end of the three-year period based on the attainment of pre-established performance measures. The LTIP is discussed in further detail under the heading “Compensation Discussion and Analysis.”

Employment Agreements

We were party to an employment contract with Michael D. Watford, our Chairman, President and Chief Executive Officer that expired on February 1, 2007. The contract, which had an initial term of three years commencing February 1, 2004, provided for a base salary of $425,000, subject to an annual adjustment based upon a review of Mr. Watford’s compensation by our Compensation Committee. The contract also provided for an annual incentive compensation award ranging between 50% and 100% of Mr. Watford’s salary as recommended by the Compensation Committee to the board for approval. The contract also provided for a retention bonus consisting of an aggregate of 120,000 common shares which vested in three equal parts over a three year period. In addition, the board considered the grant of options on an annual basis based upon performance.

In connection with the execution of his employment agreement, Mr. Watford received a one-time award of options to purchase 400,000 of the Company’s common shares, with an expiration period of ten years. In the event Mr. Watford was terminated prior to the end of his contract, other than for just cause, Mr. Watford would have been paid a severance of his salary and bonus for the 12 months immediately preceding the termination and all previously awarded stock options which had not previously vested would vest immediately in full. If Mr. Watford’s employment with the Company was terminated upon a change in control, Mr. Watford would receive 2 1/2 times his salary and bonus for the 12 months preceding the termination. See “Potential Payouts Upon Change In Control and Termination.”

We are currently negotiating a new employment agreement with Mr. Watford which we expect will have similar terms and which will be subject to the approval of our Compensation Committee.

Equity Incentive Plan Awards

Terms of Stock Option Grants

The Company’s Stock Incentive Plans are administered by the Compensation Committee of the Board of Directors as the “Plan Administrator”. The Plan Administrator may make awards of stock to employees, directors, officers and consultants of the Company as long as the aggregate number of common shares issuable to any one person pursuant to incentives does not exceed 5% of the number of common shares outstanding at the time of the award. In addition, no participant may receive during any fiscal year of the Company’s awards of incentives covering an aggregate of more than 500,000 common shares. The Plan Administrator determines the vesting requirements and any vesting restrictions or forfeitures that occur in certain circumstances. Incentives may not have an exercise period longer than 10 years. The exercise price of the stock may not be less than the fair market value of the common shares at the time of award, where “fair market value” means the average high and low trading price of the common shares on the date of the award. In the event of a change of control or termination upon change of control of the Company, all outstanding awards are paid at maximum levels in cash.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specific information with respect to unexercised options, unvested stock and equity incentive plan awards for each named executive officer outstanding as of December 31, 2006.

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
								Plan	Payout
			Equity					Awards:	Value of
			Incentive					Number of	Unearned
			Plan				Market	Unearned	Shares,
			Awards:			Number of	Value of	Shares,	Units or
	Number of	Number of	Number of			Shares or	Shares or	Units or	Other
	Securities	Securities	Securities			Units of	Units of	Other	Rights
	Underlying	Underlying	Underlying	Option	Option	Stock That	Stock That	Rights	That
	Unexercised	Unexercised	Unexercised	Exercise	Expira-	Have Not	Have Not	That	Have Not
	Options (#)	Options (#)	Unearned	Price	tion	Vested	Vested	Have Not	Vested
Name	Exercisable	Unexercisable(1)	Options (#)	($)	Date	(#)	($)	Vested (#)	($)

Michael D. Watford	2,575,000			$0.46	01-28-09
	500,000			$0.25	03-24-10
	500,000			$1.49	01-16-11
	200,000			$4.43	05-07-12
	200,000			$4.83	04-25-13
	400,000			$11.68	02-06-14
	100,000			$25.68	02-07-15
		26,118		$63.05	03-30-16
								2,142(2)	$50,000(2)
								16,692(3)	$796,875(3)
								19,638(4)	$937,500(4)
Marshall D. Smith	225,000			$33.57	07-18-15
		6,895		$63.05	03-30-16
								1,220(2)	$40,951(2)
								2,364(3)	$112,871(3)
								5,184(4)	$247,500(4)

	Option Awards					Stock Awards
Equity
Incentive
Plan
								Equity	Awards:
								Incentive	Market or
								Plan	Payout
			Equity					Awards:	Value of
			Incentive					Number of	Unearned
			Plan				Market	Unearned	Shares,
			Awards:			Number of	Value of	Shares,	Units or
	Number of	Number of	Number of			Shares or	Shares or	Units or	Other
	Securities	Securities	Securities			Units of	Units of	Other	Rights
	Underlying	Underlying	Underlying	Option	Option	Stock That	Stock That	Rights	That
	Unexercised	Unexercised	Unexercised	Exercise	Expira-	Have Not	Have Not	That	Have Not
	Options (#)	Options (#)	Unearned	Price	tion	Vested	Vested	Have Not	Vested
Name	Exercisable	Unexercisable(1)	Options (#)	($)	Date	(#)	($)	Vested (#)	($)

Stephen R. Kneller	180,000			$0.57	06-05-10
	150,000			$2.61	04-27-11
	100,000			$4.43	05-07-12
	100,000			$4.83	04-25-13
	120,000			$16.97	04-26-14
	40,000			$25.68	02-07-15
		7,052		$63.05	03-30-16
								2,142(2)	$50,000(2)
								5,302(3)	$253,125(3)
								5,302(4)	$253,125(4)
William R. Picquet	250,000			$40.34	08-16-15
		7,052		$63.05	03-30-16
								982(2)	$39,625(2)
								1,996(3)	$95,270(3)
								5,302(4)	$253,125(4)
George M. Patterson								2,142(2)	$50,000(2)
								2,969(3)	$141,750(3)
								5,302(4)	$141,750(4)

(1)	All of the options vested on March 30, 2007.

(2)	Under the Best in Class program, on January 1, 2005 or the employment date if subsequent to January 1, 2005, all employees received a contingent award of stock units equal to $50,000 worth of our common stock based on the average high and low share price on the date of grant. Employees joining the Company after January 1, 2005 participate on a pro rata basis based on their length of employment during the performance period. The number of units that will vest and become payable is based on our performance relative to the industry during a three-year performance period beginning January 1, 2005, and ending December 31, 2007, and are set at threshold (50%), target (100%) and maximum (150%) levels. For each vested unit, the participant will receive one share of common stock. Currently, the Company anticipates that results will be paid at the target level.

(3)	Represents potential payouts under our 2005 LTIP for the three-year period ending December 2007. Pursuant to the 2005 LTIP, the Compensation Committee determined target payout amounts for each named executive officer in February 2005 or at the Board of Director’s meeting immediately following the named executive officer’s hire date. Awards are paid at the end of the three-year period based on the attainment of pre-established performance measures. The LTIP is discussed in further detail under the heading “Compensation Discussion and Analysis.” Currently, we anticipate that awards will be paid at the maximum level.

(4)	Represents potential payouts under our 2006 LTIP for the three-year period ending December 2008. Pursuant to the 2006 LTIP, the Compensation Committee determined target payout amounts for each named executive officer in March 2006. Awards are paid at the end of the three-year period based on the attainment of pre-established performance measures. The LTIP is discussed in further detail under the heading “Compensation Discussion and Analysis.” Currently, we anticipate that awards will be paid at the maximum level.

Option Exercises and Stock Vested

The following table sets forth specific information with respect to each exercise of stock options and each vesting of stock during 2006 for each named executive officer on an aggregated basis.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares		Value Realized
	Acquired	on Exercise	Acquired		on Vesting
Name	on Exercise	($)(1)	on Vesting		($)

Michael D. Watford	50,000	$3,125,478	40,000	(2)	$2,742,400	(3)
Marshall D. Smith	25,000	$721,455	—		—
Stephen R. Kneller	20,000	$1,291,816	—		—
William R. Picquet	—	—	—		—
George M. Patterson	105,000	$4,075,150	—		—

(1)	Reflects the difference between the market value of the shares at the exercise date and the option exercise price multiplied by the number of shares acquired on exercise, regardless of whether the shares were held.

(2)	Represents the second grant of 40,000 shares of the total 120,000 restricted share retention bonus awarded to Mr. Watford in connection with his employment agreement which vested in three equal parts from the date of the employment agreement, which was February 1, 2004. The employment agreement expired on February 1, 2007.

(3)	The aggregate dollar value realized upon vesting of restricted stock is based upon the average of the high and low stock price of our common stock on the vesting date. On February 1, 2006, the average of the high and low stock price of our common stock on the American Stock Exchange was $68.56 per share.

Potential Payouts Upon Change of Control and Termination

Our named executive officers are entitled to severance benefits in the event their employment with the Company is involuntarily terminated other than for cause or is voluntarily terminated for good reason within two years of a change of control. Based on a hypothetical termination date of December 31, 2006, the change of control payments to our named executive officers would have been as follows:

	Total Potential Change-of-Control Payments
	Mr. Watford(2)	Mr. Smith	Mr. Kneller	Mr. Picquet	Mr. Patterson

Base Salary	$1,250,000	$460,000	$470,000	$470,000	$224,000
Bonus	2,500,000	520,000	520,000	470,000	—
Health & Welfare Benefits	6,367	4,832	4,832	4,832	4,832
Additional Retirement Benefits	—	—	—	—	—
Perquisites	—	—	—	—	—

Subtotal	$3,756,367	$984,832	$994,832	$944,832	$228,832
Fair market value of accelerated equity compensation(1)	1,809,375	421,797	581,250	407,833	286,680
Tax gross-up	—	—	—	—	—

TOTAL	$5,565,742	$1,406,629	$1,576,082	$1,352,665	$515,512

(1)	Includes the 2005 and 2006 LTIP amounts and the Best in Class estimated at maximum levels.

(2)	The base salary and bonus are calculated based on Mr. Watford’s employment agreement which was in effect on December 31, 2006. See “— Employment Agreements.” The agreement expired on February 1, 2007; however, we expect to enter into a similar agreement with Mr. Watford in the near-term. The health and welfare benefits are assumed to continue for three years as provided in the employment agreement and are calculated using 2006 amounts.

For our executive officers (other than our CEO whose severance benefits were set forth in his employment agreement) we provide for:

•	a lump sum severance payment equal to two times the executive’s base salary plus the maximum bonus opportunity under the AIP,

•	continuation of life and health insurance benefits for two years at existing group rates,

•	immediate vesting of all stock options awards which are exercisable for one year following termination, and

•	immediate vesting of all LTIP and Best in Class awards at maximum levels.

A change of control is generally defined as:

•	The acquisition by an individual, entity or group of beneficial ownership of 35% or more either (x) the then outstanding shares of common stock of the Company, or (y) the combined voting power of the then outstanding voting securities of the Company. An acquisition directly from the Company, by the Company or by an employee benefit plan sponsored by the Company would not constitute a change of control.

•	Where individuals who constitute the Board of Directors of the Company, including new board members approved by the incumbent Board, cease for any reason to constitute at least a majority of the Board.

•	The consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, unless following such business combination current beneficial owners own at least 50.1% of the combined voting power of the combined company.

•	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Good reason includes a reduction in the officer’s base salary, diminution of duties or relocation greater than 50 miles without consent.

Director Compensation

Non-employee directors were paid an annual retainer of $50,000 and received common shares equivalent to $100,000 granted under the 2005 Stock Incentive Plan. Directors who are also officers or employees of the Company do not receive any compensation for duties performed as directors. The following table shows compensation paid to each of our directors during the fiscal year ended December 31, 2006.

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

W. Charles Helton	$50,000	$100,000	—	—	—	—	$150,000
Robert E. Rigney	$50,000	$100,000	—	—	—	—	$150,000
James E. Nielson(1)	$29,167	$58,333					$87,500
Stephen J. McDaniel(2)	$20,833	$41,667	—	—	—	—	$62,500
James C. Roe	$50,000	$100,000	—	—	—	—	$150,000

(1)	On July 31, 2006, Mr. Nielson submitted his resignation to the Board of Directors. Mr. Nielson also resigned from the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Nielson’s departure was not related to any disagreement with the Company or with the Company’s operations, policies or practices.

(2)	On July 31, 2006, the Company’s Board of Directors elected Mr. McDaniel to fill the vacancy and to serve until the next annual meeting of shareholders. On August 2, 2006, the Board of Directors appointed Mr. McDaniel to serve on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. McDaniel is an “independent director” pursuant to the rules adopted by the Securities and Exchange Commission applicable to the corporate governance standards for companies listed on the American Stock Exchange.

CORPORATE GOVERNANCE

Statement of Corporate Governance Practices

We have long believed that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We also continuously review the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002, all new and proposed rules of the Securities and Exchange Commission and all new and proposed listing and compliance standards of the American Stock Exchange.

Corporate Governance Guidelines.  Our Board adopted the Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities. These Guidelines are interpreted in the context of all applicable laws and our Certificate of Incorporation, By-laws and other corporate governance documents. The Guidelines are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. The Guidelines are available on our website at http//www.ultrapetroleum.com.

Code of Business Conduct and Ethics.  In February 2003, our Board adopted a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees. The Board has not granted any waivers to the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is accessible on our website http://www.ultrapetroleum.com. Any amendments to or waivers of the Code of Conduct and Business Ethics will also be posted on our website.

Mandate of the Board

Our Board of Directors has explicitly acknowledged responsibility for the management of the business and affairs of, and to act with a view to the best interests of, the Company. The mandate of the Board includes, among other matters:

(a) the adoption of a strategic planning process;

(b) the identification on a regular basis of the principal risks of our business and the establishment of appropriate systems to manage these risks;

(c) the assessment of management performance, considering succession planning, and taking responsibility for appointing, training and monitoring senior management;

(d) establishing a policy to facilitate communications with shareholders and others involved with the Company;

(e) addressing the integrity of our internal control and management information systems; and

(f) considering, from time to time, matters that pertain to our operations in foreign countries.

Our Board of Directors met formally four times during the last fiscal year. During the last fiscal year, all directors attended at least 75% of the total number of meetings of the Board of Directors, and each committee member attended at least 75% of the total number of meetings held by all committees on which he served.

Board Composition and Independence from Management

The Board believes that four of the five current directors and four of the five nominated directors are “independent directors” pursuant to the rules adopted by the Securities and Exchange Commission applicable to the corporate governance standards for companies listed on the American Stock Exchange. It is a policy of the Board of Directors that a majority of the members of the Board be independent of the Company’s management. For a director to be “independent”, the Board affirmatively determines that the director has no material relationship with the Company that would interfere with the exercise of independent judgment. The director may not be an officer or other employee of the Company or any parent or subsidiary and has not served in such capacity during the past three years. In addition, a director will not be deemed independent if he or she:

•	Has accepted or has an immediate family member who has accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three years. Compensation for board service, payments arising solely from investments in the Company’s securities, compensation paid to an immediate family member who is a non-executive employee of the Company or of a parent or subsidiary of the Company, compensation received for former service as an interim Chairman or CEO, or benefits under a tax-qualified retirement plan or non-discretionary compensation are not included in the $60,000.

•	Has an immediate family member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organizations consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

•	Is an immediate family member of an individual who is or has been employed by the Company or any parent or subsidiary of the Company as an executive officer during any of the past three years.

•	Is an executive officer of another entity where any of the Company’s executive officers serve on the compensation committee.

•	Is or has an immediate family member who is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Communication with the Board of Directors.

In order to provide our shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. Shareholders and other interested persons may communicate with the Chairman of our Audit Committee or with the non-management directors of the Company as a group by written communications addressed in care of Kelly Whitley, Ultra Petroleum Corp., 363 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060.

All communications received in accordance with these procedures will be reviewed initially by senior management of the Company. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication (a) does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; (b) relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; (c) is an advertisement or other commercial solicitation or communication; (d) is frivolous or offensive; or (e) is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Board Committees

Our Board of Directors has three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board may add new committees or remove existing committees as it deems advisable for purposes of fulfilling its primary responsibilities. Each committee will perform its duties as assigned by the Board of Directors in compliance with the Company’s by-laws. The committees and their mandates are outlined below.

Audit Committee.  The purpose of the Audit Committee is to oversee (i) the integrity of the Company’s financial statements and disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors, (iv) the performance of the Company’s internal audit function and independent auditors, (v) the Company’s internal control systems, and (vi) the Company’s procedures for monitoring compliance with the Company’s Code of Business Conduct and Ethics.

The principal function of the Audit Committee is to assist the Board of Directors in the areas of financial reporting and accounting integrity. As such, it meets periodically with the independent auditors and management, including each in executive session. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.

The Audit Committee has sole responsibility for retaining, dismissing and compensating the Company’s independent auditors. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent auditor. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services. Services proposed to be provided by the independent auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee.

All requests or applications for the independent auditor to provide services to the Company must be submitted to the Audit Committee by the independent auditor and management and state as to whether, in their view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. In the event that any member of management or the independent auditor becomes aware that any services are being, or have been, provided by the independent auditor to the Company without the requisite pre-approval, such individual must immediately notify the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate management so that prompt action may be taken to the extent deemed necessary or advisable.

This Committee is comprised of Messrs. McDaniel, Helton and Roe. Mr. McDaniel was appointed to the Audit Committee on August 2, 2006. James E. Nielson served on the Audit Committee until his resignation from the Board of Directors on July 31, 2006. The Board of Directors has affirmatively determined that each of the members is financially literate and is an independent director for purposes of American Stock Exchange rules applicable to members of the audit committee, meaning that the director has no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Additionally, the Board of Directors has determined that Mr. McDaniel is a “financial expert” and is independent under the Securities Exchange Act of 1934, as amended.

The Audit Committee held six meetings during 2006. All members of the Audit Committee attended the meetings. The Board of Directors adopted an Audit Committee Charter in 2001 and revised the Charter in 2004 to meet the updated requirements of the Securities and Exchange Commission and the American Stock Exchange. The Audit Committee Charter is available on the Company’s website at http//www.ultrapetroleum.com and attached hereto as Exhibit A.

Compensation Committee.  The purpose of the Compensation Committee is to (i) assist the Board of Directors in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the Company’s Chief Executive Officer and other executives, (ii) approve the Company’s long-term incentive compensation plans, (iii) establish targets and measure performance against those targets, and (iv) prepare an annual report on executive compensation. Members are Messrs. Helton, McDaniel and Rigney. Mr. McDaniel was appointed to the Compensation Committee on August 2, 2006. James E. Nielson served on the Compensation Committee until his resignation from the Board of Directors on July 31, 2006. The Compensation Committee held four meetings during 2006. All members of the Compensation Committee attended 75% of the meetings. The Compensation Committee Charter is available on our website at http//www.ultrapetroleum.com.

Nominating and Corporate Governance Committee.  The purpose of the Nominating and Corporate Governance Committee is to (i) identify and recommend to the Board individuals qualified to be nominated for election to the Board, (ii) recommend to the Board the members and Chairperson for each Board committee, (iii) periodically review and assess our Corporate Governance Principles and our Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board. The Nominating and Corporate Governance Committee Charter is available on our website at http//www.ultrapetroleum.com.

This Committee is comprised of Messrs. Roe, McDaniel and Helton. Mr. McDaniel was appointed to the Nominating and Corporate Governance Committee on August 2, 2006. James E. Nielson served on the Nominating and Corporate Governance Committee until his resignation from the Board of Directors on July 31, 2006. The Nominating and Corporate Governance Committee met one time during the last year and all members of the committee attended the meeting. The Nominating and Corporate Governance Committee Charter is available on the Company’s website at http://www.ultrapetroleum.com.

Identifying and Evaluating Nominees for Directors.

The Board of Directors has established certain criteria it and the Nominating and Corporate Governance Committee consider as guidelines in considering nominations to our Board of Directors. The criteria include: (i) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (ii) experience in corporate management; (iii) experience as a board member of another Company; and (iv) practical and mature business judgment. The criteria are not exhaustive and the Board of Directors and the Nominating and Corporate Governance Committee may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. Our goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board of Directors and the Nominating and Corporate Governance Committee also consider candidates with appropriate non-business backgrounds.

The Board of Directors and the Nominating and Corporate Governance Committee believe that, based on their knowledge of the Company’s corporate governance principles and the needs and qualifications of the Board at any given time, the Board, with the help of the Nominating and Corporate Governance Committee, is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Board not to accept unsolicited nominations from shareholders. In making its nominations, the Board and the Nominating and Corporate Governance Committee identify nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the criteria for Board service are re-nominated. As to new candidates, the Board and the Nominating and Corporate Governance Committee members discuss among themselves and members of management their respective recommendations. The Board and the Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Board and the Nominating and Corporate Governance Committee review the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the Board and the Nominating and Corporate Governance Committee evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Board of Directors slates the nominees.

PROPOSAL I

ELECTION OF DIRECTORS

Each director of the Company is elected annually and holds office until the next annual meeting of the shareholders unless that person ceases to be a director before then. In the absence of instructions to the contrary, the shares represented by a properly completed and deposited proxy will be voted for the nominees herein listed. Each incumbent director identified in the table below is a nominee for election as director of the Company. Each of the nominees has consented to be nominated and have expressed their intention to serve if elected. Management does not contemplate that any of the nominees set out below will be unable to serve as a director.

Directors and Executive Officers

The following table provides information with respect to the directors and nominees for director and present executive officers of the Company. Please refer to the table under the heading “Beneficial Ownership of Securities — Security Ownership of Certain Beneficial Owners and Management” for a summary of the number of common shares owned by each of the Company’s directors and executive officers. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

			Position
Name	Age	Position with the Company	Since

Michael D. Watford	53	Chairman of the Board, CEO, President and Director	1999
W. Charles Helton	65	Director	1994
Stephen J. McDaniel	45	Director	2006
Robert E. Rigney	75	Director	2001
James C. Roe	78	Director	2001
Marshall D. Smith	47	Chief Financial Officer	2005
Stephen R. Kneller	52	VP — Exploration, Domestic	1998
William R. Picquet	55	VP — Operations	2005
George M. Patterson	61	VP — International	2001

Mr. Michael D. Watford has been the Company’s Chairman of the Board, Chief Executive Officer, President and a Director since January 1999. From August 1997 until February 1999, Mr. Watford was a consultant in private practice. Prior to consulting, Mr. Watford was the President, Chief Executive Officer and a director of Nuevo Energy Company, a public energy company from 1994 until 1997. Mr. Watford has been in the energy business for 30 years and has become familiar with virtually every aspect of the industry, holding senior management positions in marketing, exploration and production, and corporate finance.

Mr. W. Charles Helton has been a director of the Company since August 1994. Mr. Helton is a medical doctor and has been the President, Chief Financial Officer and a director of Enterprise Exploration & Production Inc., a private oil and gas exploration and development company, for more than 5 years.

Mr. Stephen J. McDaniel has been a director of the Company since July 2006. Currently, Mr. McDaniel is the President and a director of Midstates Petroleum, after spending seven years with Merrill Lynch in the oil and gas investment banking group in Houston, Texas. He began his investment banking career with Gordon Capital Corporation and Midland Walwyn Capital, Inc. both Canadian firms. Mr. McDaniel started his career with Conoco, Inc. in 1983 in various engineering, operations and business development positions in domestic and international operations.

Mr. Robert E. Rigney has been a director of the Company since June 2001, and was a consultant to the Company from January 2001 to December 2003. Prior to that, Mr. Rigney was the Chief Executive Officer and Chairman of Pendaries Petroleum Ltd. since its inception in 1996. Mr. Rigney has been a diplomat, an oil company executive and a consultant in Asia for over 21 years.

Mr. James C. Roe has been a director of the Company since January 2001. From 1996 until January 2001, Mr. Roe was a board member of Pendaries Petroleum Ltd. Prior to that, Mr. Roe was Vice President and Owner of Delta-X Corp., a high technology automation system used in oil producing operations until the sale of Delta-X Corp. in 1997. Mr. Roe has been retired since 1997.

Mr. Marshall D. Smith has been Chief Financial Officer since July 2005. Mr. Smith has over 25 years of progressive experience in a multitude of disciplines within the energy industry including operations, strategic planning, corporate finance and business development. Early in his career, Mr. Smith was a practicing Petroleum Engineer for both major and independent oil companies and later focused his career on mergers, acquisitions and corporate finance advisory assignments in the energy sector. From 2001 to 2002, Mr. Smith served as the Chief Financial Officer at Gulf Liquids, Inc. Mr. Smith was the Vice President of Business Development at J.M. Huber Energy from 2002 to 2004. From 2004 until joining us in July 2005, Mr. Smith served as the Vice President of Upstream Business Development at Constellation Energy.

Mr. Stephen R. Kneller has been Vice President — Exploration, Domestic since September 1998. Mr. Kneller joined the Company in 1997 as a geologist. Prior to that, Mr. Kneller worked in the exploration department for CNG Producing Co. and CNG Development Co. for 17 years. Mr. Kneller has worked the Green River Basin of Wyoming actively since 1992.

Mr. William R. Picquet has been Vice President — Operations since August 2005. Mr. Picquet has over 30 years of industry experience in all aspects of operations and engineering in major North American producing basins. He has worked for various exploration and production companies serving in engineering and management capacities. Mr. Picquet served as the President and Chief Executive Officer of Advantage Energy Services Ltd. from 1997 to 2001 and as the Managing Director of Waterous & Co. from 2002 to 2003. From 2003 to March 2005, Mr. Picquet served as the Chief Executive Officer and on the Board of Governors of M3 Energy, LLC. Just prior to joining us, Mr. Picquet was the Senior Vice President of Operations and Engineering at Mission Resources Company, serving in that role from March 2005 to August 2005.

Mr. George M. Patterson has been Vice President — International since July 2001. Mr. Patterson has over 30 years experience as an exploration geologist and senior executive in international major exploration and production companies such as Mobil Oil, Cities Service and Kerr-McGee. Mr. Patterson served as Vice President International Exploration for Kerr-McGee from 1996 to 1999. Mr. Patterson was a consultant for various companies on international exploration and production projects between 1999 and 2001.

All officers and directors of the Company, including the nominees, are United States citizens.

PROPOSAL II

APPOINTMENT OF INDEPENDENT AUDITORS

On February 16, 2007, the Audit Committee of the Board of Directors voted to appoint Ernst & Young LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2007. Under Yukon Territory law, the appointment of the independent auditor is subject to shareholder approval and, accordingly, the Audit Committee’s appointment is subject to the receipt of such approval at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. The representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the shareholders.

The Company’s Board recommends that shareholders vote FOR the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007. In the absence of instructions to the contrary, the shares represented by a properly completed and deposited proxy will be voted for the appointment of Ernst & Young LLP as the auditors of the Company at the Annual Meeting.

Change in Accountants

At the 2006 Annual Meeting, the shareholders approved the appointment of Ernst & Young LLP. Prior to the appointment of Ernst & Young LLP, KPMG served as the Company’s independent auditor.

The audit reports of KPMG on the consolidated financial statements of the Company and its subsidiaries for the past two years preceding the appointment of Ernst & Young LLP did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the interim period preceding the effective date of Ernst & Young LLP’s appointment, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG would have caused that firm to make reference thereto in connection with its reports on our consolidated financial statements as and for the years then ended.

As previously disclosed by us, in connection with the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Company concluded that control deficiencies in its internal control over financial reporting as of December 31, 2005, constituted material weaknesses within the meaning of the Public Company Accounting Oversight Board’s Auditing Standard No. 2. The Audit Committee discussed the subject matter of the material weaknesses with KPMG, and the Company authorized KPMG to respond fully to the inquiries of Ernst & Young LLP concerning the material weaknesses. Remediation steps were designed and in place by the end of the third quarter of 2006 and at year-end 2006 it was concluded that the Company’s internal control over financial reporting was sufficiently mature to support an assessment that the controls were effective. For additional information, please see the discussion under “Item 9A. Controls and Procedures — Management’s Report on Internal Control Over Financial Reporting” contained in our Report on Form 10-K for the year ended December 31, 2006.

Other than the material weaknesses described above, during the two most recent fiscal years and the interim period preceding the effective date of Ernst & Young LLP’s appointment, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Prior to the selection of Ernst & Young LLP to provide the audit of the Company’s financial statements and the review of interim filings, the Company did not consult Ernst & Young LLP regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-K. Specifically, during the two most recent fiscal years and the interim period preceding the effective date of Ernst & Young LLP’s appointment, we did not consult with Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either competed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event as described in Item 304(a) of Regulation S-K.

Principal Accountants Fees and Services.

Audit Fees Paid to Independent Auditors.  Fees paid for professional services rendered related to the audit of the Company’s annual financial statements and review of the quarterly financial statements, including out-of-pocket expenses, were $430,748 paid to Ernst & Young LLP in 2006, and $787,002 and $906,176 paid to KPMG LLP in 2006 and 2005, respectively.

Audit-related Fees.  There were no audit-related fees paid in 2005 or 2006.

Tax Fees.  Tax fees are for services rendered by Grant Thornton LLP related to advice and tax planning. The Company has elected not to use its current principal accountant for tax services. Fees paid to Grant Thornton LLP for tax related services were $129,106 in 2006 and $135,207 in 2005.

All Other Fees.  There were no other fees paid to Ernst & Young LLP, KPMG LLP in 2006 or 2005. Grant Thornton LLP was paid $172,780 in relation to an engagement related to Sarbanes-Oxley compliance in 2006. Grant Thornton LLP was not paid any other fees in 2005.

All of the services provided by the Company’s independent auditors during 2005 and 2006 were pre-approved by the Audit Committee. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by the Company’s independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and permitted non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the Company’s independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

Audit Committee Report

Acting pursuant to its Charter, the Audit Committee reviewed and discussed the Company’s audited financial statements at, and for the year ended, December 31, 2006 with management and the Company’s independent auditors and recommended to the Company’s Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for 2006. This recommendation was based on: the Audit Committee’s review of the audited financial statements; discussion of the financial statements with management; discussion with the Company’s independent auditors, Ernst & Young LLP, of the matters required to be discussed by auditing standards generally accepted in the United States of America, including the matters required to be discussed by SAS 61; receipt from Ernst & Young LLP of the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); discussions with Ernst & Young LLP regarding its independence from the Company and its management; and Ernst & Young LLP’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and the results of their operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America.

Mr. Stephen J. McDaniel
Mr. W. Charles Helton
Mr. James C. Roe

PROPOSAL III

SHAREHOLDER PROPOSAL ON CLIMATE CHANGE REPORT

The proponent of the following shareholder proposal has stated that it intends to present the proposal at the Annual Meeting. In accordance with applicable proxy regulations, the following proposal and supporting statement, as submitted by the proponent, are set forth below. The Company is not responsible for the content of the proposal or supporting statement. The Board of Directors has recommended a vote “AGAINST” the proposal for the reasons set forth below. In the absence of instructions to the contrary, if the shareholder proposal is presented, the shares represented by a properly completed and delivered proxy will be voted against the shareholder proposal at the Annual Meeting.

Shareholder Proposal

The following proposal has been submitted by the Nathan Cummings Foundation, owner of 6,705 shares of the Company’s stock. The address of the Nathan Cummings Foundation will be provided upon oral or written request to the Company’s Secretary.

CLIMATE CHANGE REPORT

WHEREAS:

The Intergovernmental Panel on Climate Change recently concluded that warming of the climate system is unequivocal and that human activity is the main cause. In January, chief executives of 10 major US corporations called on Congress to pass a mandatory program for the reduction of greenhouse gas (GHG) emissions. Regulations addressing GHG emissions already exist in 28 states and Congress is now debating the best way to address the problem.

Analysts at firms such as Goldman Sachs, McKinsey and JPMorgan Chase have publicly recognized the possible financial implications of climate change and have raised concerns about companies that do not adequately disclose them. According to the Conference Board, “climate change is a fact of life for business in the 21st century...businesses that ignore the debate over climate change do so at their peril.”

We believe the oil and gas industry is highly vulnerable to climate change. Data from the Energy Information Administration indicates that over half of domestic GHG emissions result from the combustion of oil and gas. The Financial Times has asserted that, “Perhaps more than any other industry, oil companies are having to get to grips with the issue of climate change.”

Industry leaders such as BP, Chevron, Statoil, XTO Energy and Apache are taking actions to reduce their exposure to possible adverse impacts associated with climate change, including assuming a cost for carbon in their strategic planning, reporting on and reducing their GHG emissions, engaging in emissions trading and investing in renewable energy. All have reported on their plans for addressing the issue.

Despite receipt of a similar resolution last year, Ultra Petroleum has yet to provide investors with a report outlining its plans for addressing climate change. According to a senior economic adviser at Lehman Brothers, “Companies that see climate change coming, recognize it for what it is, do the relevant R&D and inculcate a positive attitude to change on the part of their management stand to do very well. A company that doesn’t ... is going to get rolled over.” As investors, we want to be sure that our company does not fall into the latter group.

RESOLVED:

The shareholders request that a committee of independent directors of the Board assess how the company is responding to rising regulatory, competitive, and public pressure to significantly reduce carbon dioxide and other greenhouse gas emissions and report to shareholders (at reasonable cost and omitting proprietary information) by December 1, 2007.

SUPPORTING STATEMENT:

We believe that management best serves shareholders by carefully assessing and disclosing all pertinent information on its response to climate change. We believe taking early action to reduce emissions and prepare for standards could provide competitive advantages, while inaction and opposition to climate change mitigation efforts could leave companies unprepared to deal with the realities of a carbon constrained economy.

END OF SHAREHOLDER PROPOSAL

*****

Board of Directors’ Statement in Opposition

ALTHOUGH THE COMPANY SUPPORTS AND IMPLEMENTS EFFORTS TO
REDUCE GHG EMISSIONS, THE COMPANY’S BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL
FOR THE FOLLOWING REASONS

The Board of Directors and management of the Company regularly review the risks facing Ultra’s business, including the environmental and regulatory matters associated with our operations. The Company monitors compliance with applicable environmental regulations as a normal part of its operations.

Ultra has deliberately implemented a multi-pronged approach to being a good steward of the environment while developing the natural gas resource which is critical to our country’s economic growth and national security. For instance, in 1998 Ultra entered into an agreement with PacificCorp to assist in reducing the nitrogen oxide emissions from the Naughton power plant located in South West Wyoming. Ultra agreed to pay $2.5 million of costs incurred to install low nitrogen oxide burners at the coal fired power plant. By voluntarily installing the burners, over 1,000 tons per year of nitrogen oxide were removed from the atmosphere.

Over the winter of 2005 — 2006, Ultra had two demonstration projects underway in Wyoming in concert with the Bureau of Land Management and the Wyoming Department of Environmental Quality to study drilling rig engine emissions when using catalytic converters and bi-fuels on older drilling rigs. On all new drilling rigs, Ultra has committed to include upgraded emission performance. Furthermore, in conjunction with the Company’s ongoing commitment to reduce noise, air and visual pollution during well-completion operations, the Company is using flareless completion technology. To minimize surface disturbances to the land where the Company’s drilling activity occurs, we drill our wells directionally from pads. This is a significant cost increase to the Company but ensures a small footprint to minimize wildlife impact. In addition, the Company has been involved in a number of projects in Wyoming involving wildlife. Two have involved the tagging and monitoring of mule deer to measure the impact of drilling operations on their activities. Current studies are underway on tracking pronghorn antelope and sage grouse populations.

Ensuring continued growth of shareholder value in a socially responsible manner requires a balanced assessment of all risks and rewards that the Company faces, which necessarily includes those risks relating to environmental challenges. The Board of Directors is also mindful that the Company is already obligated to discuss with its shareholders the Company’s costs of compliance with and risks posed by environmental laws. The Board of Directors believes that the Company’s public disclosures and reports already adequately discuss its response to the numerous regulatory issues that it faces, including environmental issues.

Ultra is very much aware of the increasing focus of local, national and international regulatory bodies on gaseous emissions and climate change, and firmly views these as important matters. In fact, over the years the Company has been the recipient of several environmental awards from the Environmental Protection Agency, the Wyoming Fish and Wildlife Department and the Wyoming Wildlife Federation. In September 2002, the Company received the “Oil & Gas Wildlife Stewardship” award from the Wyoming Game and Fish Department in recognition of its contribution to wildlife management in the Pinedale area. During 2001, the Company received the “Agency/Corporation of the Year” award from the Wyoming Wildlife Federation and the “Regional Administrator’s Award for Environmental Achievement” from the U.S. Environmental Protection Agency. The Company will continue to review scientific, technical, and economic research on climate change and will continue to take meaningful steps based on sound science to reduce greenhouse gases and develop effective long-term solutions.

Because the Company is actively addressing the issues raised in this proposal, the Board does not believe that creating the type of report requested by the proponents would help in the reduction of emissions or in the environmental performance of the Company. Neither Ultra nor any of its peers yet know the regulatory obligations that may be imposed with regard to GHG emissions. At this time, attempts to assess impacts on shareholder value can only be speculative. Since the Company is already addressing the issues raised in this proposal, the Board of Directors believes that preparing the requested report will not create added value to the shareholders and will serve only to increase administrative burdens and costs. Accordingly, the Company’s Board of Directors recommends that you vote “AGAINST” the proposal.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2008 Annual Meeting of Shareholders for inclusion in the proxy statement and proxy card relating to that meeting is advised that the proposal must be received by the Company at our principal executive offices not later than January 2, 2008. The Company will not be required to include in its proxy statement or proxy card a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission. If the date of the 2008 Annual Meeting is changed by more than 30 days from the date of the 2007 Annual Meeting, the deadline for submitting proposals to be included in management’s 2008 proxy statement is a reasonable time before the Company begins to print and mail its proxy materials for its 2008 Annual Meeting.

The persons named in the Company’s proxy card for the 2008 Annual Meeting of Shareholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by March 17, 2008. If the Company changes the date of its 2008 Annual Meeting by more than 30 days from the date of the 2007 Annual Meeting, the persons named in the Company’s 2008 proxy statement will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2008 Annual Meeting of Shareholders.

If the date of the 2008 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2007 Annual Meeting, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company’s 2008 proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In some cases, only one copy of this proxy statement or annual report is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a shareholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future, a shareholder may submit a written request to the Corporate Secretary, Ultra Petroleum Corp, 363 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060 or an oral request by calling the Corporate Secretary at (281)-876-0120.

OTHER MATTERS

At the Annual Meeting, shareholders will receive and consider the consolidated financial statements of the Company for the year ended December 31, 2006 and the auditor’s report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken.

Management knows of no amendment or other matters to come before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the

Annual Meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy.

All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers.

By Order of the Board of Directors

Chairman, President and Chief Executive
Officer

Houston, Texas
April 30, 2007

Exhibit A: Audit Committee Charter

ULTRA PETROLEUM CORP.
Audit Committee Charter
This Audit Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and establishes the authority and responsibilities delegated to it by the Board.
1.
Purpose. The purpose of the Committee is to oversee (i) the integrity of the Company’s financial statements and disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditing firm (the “External Auditor”), (iv) the performance of the Company’s internal audit function and External Auditors, (v) the Company’s internal control systems, and (vi) the Company’s procedures for monitoring compliance with the Company’s Code of Business Conduct and Ethics.

2.	Committee Members.
2.1
Composition. The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining whether any director is independent, each member of the Committee must meet the independence requirements of the American Stock Exchange (“AMEX”) and applicable state and federal law including the rules and regulations of the Securities and Exchange Commission (“SEC”).

2.2
Financial Literacy. All members of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee is to have past experience in finance or accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

2.3
Appointment. The members of the Committee are to be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause.

3.	Authority.
3.1.	Advisors. The Committee shall have the authority to retain, at the Company’s expense, independent legal, financial and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities.

3.2.	Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

3.3.
Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and the External Auditor to meet with the Committee and any of its Advisors and to respond to the Committee’s inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

3.4.
Funding. The Committee shall have the authority to determine, on behalf of the Company, the compensation of (i) the External Auditor for its services in rendering an audit report and (ii) any Advisors employed by the Company pursuant to Section 3.2.

4.	Meetings.
4.1.
Frequency of Meetings. The Committee shall meet at least once per fiscal quarter in connection with its review of the Company’s financial statements and the disclosures that are to be included in the Company’s Form 10-Q and Form 10-K filings with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the preparation of the Committee’s report to be included in the Company’s proxy statement in connection with the Company’s annual meeting of stockholders. The Chairperson may call a special meeting at any time he or she deems advisable.

4.2.
Executive Sessions. The Committee shall maintain free and open communication with (i) the Company’s chief executive officer (“CEO”), (ii) the Company’s chief financial officer (“CFO”), (iii) the Company’s officers responsible for overseeing internal auditing (“Internal Auditor”), (iv) the External Auditor, and (v) the Company’s general counsel, or outside legal counsel retained for general corporate purposes, (“General Counsel”). Also any one or all of the members of the Committee shall have direct access to the Chief Financial Officer and such person and other members of the Company’s management at anytime he or she or they deem necessary to discuss any matters that the Committee or any such person believes should be discussed privately with the Committee.

4.3.	Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

4.4.
Quorum. A quorum shall consist of the greater of one-half of the Committee’s membership or two persons. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.

4.5.
Agenda. The Chairperson of the Committee shall prepare an agenda for each meeting of the Committee, in consultation with Committee members and any appropriate member of the Company’s management or staff, as necessary. As requested by the Chairperson, members of the Company’s management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.

4.6.
Presiding Officer. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

5.	External Auditor Oversight.
5.1.	Selection and Evaluation. Subject to shareholder ratification, if such ratification is required by applicable law or the certificate of incorporation or the bylaws of the Company, the

2

Committee shall have sole responsibility for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all audit and engagement fees. The Committee shall annually, following the completion of the audit reports and at such other times as it deems appropriate, evaluate the performance of the External Auditor.

5.2.
Independence. The Committee shall periodically meet with management, the Internal Auditor and the External Auditor to assess and satisfy itself that the External Auditor is “independent” in accordance with the rules and regulations of the AMEX and the SEC. The Committee shall annually obtain from the External Auditor a written statement delineating (i) all relationships between the External Auditor and the Company that may impact the External Auditor’s objectivity and independence, (ii) confirmation that none of the Company’s CEO, controller, CFO, chief accounting officer, Internal Auditor, or any person serving in an equivalent position to any of the foregoing for the Company, was employed by such External Auditor and participated in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged, and (iii) all the disclosures required by Independence Standards Board Standard No. 1.

5.3.
Quality Control. The Committee shall annually obtain from the External Auditor a written report describing (i) the External Auditor’s internal quality-control procedures; and (ii) any material issues raised by (a) the External Auditor’s most recent internal quality-control review or peer review, or (b) any inquiry or investigation by governmental or accounting profession authorities, in each case, within the preceding five years, respecting one or more independent audits carried out by the External Auditor, and any steps taken to deal with any such issues.

5.4.
Audit Partner Rotation. The Committee shall annually obtain from the External Auditor a written statement confirming that neither the lead (or coordinating) audit partner having primary responsibility for the Company’s audit nor the audit partner responsible for reviewing the Company’s audit has performed audit services for the Company in each of the Company’s five (5) previous fiscal years.

5.5.
External Auditor Reports Review. The Committee shall review with management, the Internal Auditor and the External Auditor (i) the reports required to be prepared by the External Auditor under Section 10A(k) of the Securities Exchange Act of 1934 regarding (a) all critical accounting policies and practices used by the Company and (b) all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor; and (ii) all other material written communications between the External Auditor, management and the Internal Auditor, such as any management letter or schedule of unadjusted differences.

5.6.
Internal Control Assessment. The Committee shall annually obtain from the External Auditor a written report in which the External Auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

5.7.
Accountability of External Auditor. The External Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the External Auditor confirming its accountability to the Committee.

5.8.
Audit Assessment. The Committee shall annually assess with management, the Internal Auditor and the External Auditor any problems or difficulties encountered in connection with the audit process and managements’ response, including any restrictions on the scope of the

3

External Auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but were “passed” (as immaterial or otherwise), any communications between the External Auditor’s team assigned to the Company’s audit and the External Auditor’s national office respecting auditing or accounting issues presented by the Company’s audit, and any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

5.9.	SAS 61 Communications. The Committee shall discuss with the External Auditor the matters required to be discussed under Statement on Auditing Standards No. 61.

5.10.
Audit Disagreement Inquiry. The Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

6.	Internal Auditing Oversight.
6.1.
Internal Auditing Staff. The Committee shall annually evaluate the performance of the Internal Auditor or the entity retained to provide internal audit services, with management and the External Auditor.

6.2.
Internal Audit Process. The Committee shall oversee the Company’s internal audit function and any other appropriate control process in place for reviewing and approving the Company’s internal transactions and accounting; provided, that (i) this Section 6.2 shall not be construed to require the Company to establish a separate internal audit department or dedicate employees to the task on a full-time basis and (ii) the Company may choose to outsource this function to a firm other than the External Auditor. The Committee shall meet periodically, at its discretion, with the Internal Auditor, the External Auditor and management to review (i) plans for the internal audit program (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the External Auditor, and (iii) the progress and results of the internal auditing process.

6.3.
Internal Audit Reports. The Committee shall meet periodically, at its discretion, with the Internal Auditor to review any significant reports to management prepared by the internal auditing staff together with management’s response and follow-up to these reports. The Internal Auditor shall provide a summary of all significant internal audit reports to the Committee each quarter.

7.	Financial Statements And Disclosure Oversight.
7.1.
SEC Filings and Earnings Releases and Guidance. Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the Committee shall review with management and the External Auditor the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

7.2.
Accounting Changes. The Committee shall, before their implementation, review with management and the External Auditor and approve all significant changes proposed to be made in the Company’s accounting principles and practices.

4

7.3.
Adequate Disclosure. The Committee shall periodically, at its discretion, inquire of management, the External Auditor, the General Counsel and, if the Committee deems it appropriate, outside legal counsel as to whether the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

7.4.
Criticisms. The Committee shall periodically, at its discretion, inquire of management, the General Counsel and the External Auditor as to their knowledge of any criticism of the Company’s financial statements or disclosures by any financial analysts, rating agencies, media sources or other reliable third-party sources. The Committee shall establish procedures for (i) the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

8.	Internal Controls and Compliance with Laws and Regulations and Code of Business Conduct and Ethics Oversight.
8.1.
Internal Controls and Compliance Policies. For the purpose of assessing their adequacy and effectiveness, the Committee (i) shall periodically, at its discretion, review and assess with management, the Internal Auditor, the General Counsel and the External Auditor (a) the internal control systems of the Company, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (b) the Company’s policies on compliance with laws and regulations, (c) the Company’s Code of Business Conduct and Ethics, and (d) the methods and procedures for monitoring compliance with such policies; and (ii) shall elicit any recommendations for the improvement of the Code of Business Conduct and Ethics and such controls, policies, methods and procedures. The Committee shall review with management and the External Auditor, prior to its annual filing, the internal control report (containing the annual assessment of the effectiveness of the internal control structure and procedures of the Company for ensuring the accuracy of public disclosures) that is required to be filed by the Company with the SEC on Form 10-K.

8.2.
Information Security. The Committee shall periodically, at its discretion, review and assess with management and the External Auditor the adequacy of the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or security breach.

8.3.
Code of Business Conduct and Ethics Violations and Waivers. The Committee shall periodically, at its discretion, inquire of management, the Internal Auditor and the External Auditor as to their knowledge of (i) any violation of the Code of Business Conduct and Ethics, (ii) any waiver of compliance with the Code of Business Conduct and Ethics, and (iii) any investigations undertaken with regard to compliance with the Code of Business Conduct and Ethics. Any waiver of the Code of Business Conduct and Ethics with respect to a director or executive officer may only be granted by the Committee. All waivers granted by the Committee shall be promptly reported to the entire Board and be publicly disclosed as required by the rules and regulations of the SEC and AMEX.

8.4.	Misconduct Allegations. The Committee shall periodically, at its discretion, inquire of management and the General Counsel of their knowledge of any allegations of director or

5

officer misconduct or misconduct by the Company (whether made by employees or third parties).

8.5.
Disagreements with Legal Counsel. The Committee shall periodically, in its discretion, inquire of management, the General Counsel and, if appropriate, outside legal counsel of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

8.6.
Related Party Transactions Oversight. The Company shall not enter into a related party transaction unless such transaction is approved by the Committee after a review of the transaction by the Committee for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K.

9.	Reports and Assessments.
9.1.
Board Reports. The Chairperson of the Committee shall, periodically, at his or her discretion, report to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s External Auditors and the performance of the Company’s internal audit function.

9.2.	Charter Assessment. The Committee shall annually assess the adequacy of this Charter and advise the Board of its assessment and of its recommendation for any changes to the Charter.

9.3.
Proxy Statement Report. The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

9.4.
Recommend Action. The Committee shall annually make a determination as to whether to recommend to the Board that the audited financials (certified by the External Auditor) be included in the Company’s annual report on Form 10-K for filing with the SEC.

9.5.
Board Access to External Auditor. The Committee shall, whenever the Board of Directors or the Committee deems it appropriate, have the External Auditor attend a meeting of the Board to discuss specific issues and to answer questions from the directors.

10.	General.
10.1.
Financial Statement Responsibility. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management, the Internal Auditor and the External Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

6

10.2.
Charter Guidelines. While the responsibilities of the Committee set forth in this Charter are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

11.	Qualified Legal Compliance Committee Duties.
11.1.
Written Procedures. The Committee shall have the authority and responsibility to establish written procedures to confidentially receive, consider and retain reports of evidence of a material violation by the Company, its officers, directors, employees or agents of federal or state securities laws, material breach of fiduciary duty, or a similar material violation of any federal or state law.

11.2.
Report Submission. The Committee shall have the authority and responsibility to inform the Company’s General Counsel and CEO (or the equivalents thereof) of any report of evidence of a material violation (except in case of futility).

11.3.
Investigation Determination. The Committee shall determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents. If the Committee determines an investigation is necessary or appropriate, the Committee shall (i) notify the Board of its determination to investigate, (ii) initiate an investigation, which may be conducted either by the General Counsel (or the equivalent thereof) or by outside counsel, and (iii) retain such additional Advisors to assist in such investigation as the Committee deems necessary or appropriate.

11.4.
Conclusion of Investigation. At the conclusion of any investigation the Committee shall (i) have the authority and responsibility to recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation, and (ii) inform the Company’s General Counsel and CEO (or the equivalents thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted, if any.

11.5.
Notification of SEC. The Committee shall have the authority to take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take; provided, that the Committee determines, by majority vote and after consultation with counsel, that such notification would be required by law or in the best interest of the Company.

7

ULTRA PETROLEUM CORP.	9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class Holder Account Number C1234567890	COMMON XXX
Fold

Form of Proxy Annual Meeting to be held on June 14, 2007

This Form of Proxy is solicited by and on behalf of Management.
Notes to proxy
1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.
Proxies submitted must be received by 10:00 am, Central Time, on June 12, 2007.
Fold
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com

1-866- 732- VOTE (8683) Toll Free
If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.
CONTROL NUMBER 123456     HOLDER ACCOUNT NUMBER     C1234567890     ACCESS NUMBER 12345

MR SAM SAMPLE	C1234567890 XXX 123

Appointment of Proxyholder
The undersigned (“Registered Shareholder”) of Ultra Petroleum Corp. (“the Company”) hereby appoints: Michael Watford, or failing this person, Kelly Whitley	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.
as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Ultra Petroleum Corp. to be held at Houston, Texas U.S.A. on June 14, 2007 at 10:00 a.m. CDT and at any adjournment thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01. Michael D. Watford	☐	☐	02. Dr. W. Charles Helton	☐	☐	03. Stephen J. McDaniel	☐	☐

04. Robert E. Rigney	☐	☐	05. James C. Roe	☐	☐

	For	Withhold
2. Appointment of Auditors
Appointment of Ernst & Young LLP	☐	☐

	For	Against	Abstain
3. Stockholder Proposal
Stockholder Proposal — Climate Change	☐	☐	☐

4. Attendance of Meeting
Please check this box if you plan to attend the Annual Meeting on June 14, 2007	☐

Authorized Signature(s) — This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
MM / DD / YY

Interim Financial Statements		Annual Report
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail.	☐
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

+
■	999999999999	0 0 1 1 1 1	1 P I Z A R 2	U P Q Q

Fold
Fold